                                                                  EXHIBIT 10.131


                              STANDARD DEFINITIONS

                  "15 MONTH RESERVE TEST" will be satisfied if, on the Payment Date occurring in October 2005, (A) for each of the Due Periods in which the Servicer disposes of a Timeshare Property that occurs prior to and including the Due Period related to the Payment Date occurring in October 2005, the Recovery Percentage (as defined below) is equal to or greater than 40%, (B) the aggregate of the Loan Balances of all Defaulted Timeshare Loans as of the date each such Defaulted Timeshare Loan became a Defaulted Timeshare Loan since the Closing Date (without regard to Net Recoveries on such Defaulted Timeshare Loans), divided by the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) is less than 10% and (C) the aggregate of the Loan Balances of all Defaulted Timeshare Loans as of the date each such Defaulted Timeshare Loan became a Defaulted Timeshare Loan since the Closing Date less all Net Recoveries on such Defaulted Timeshare Loans, divided by the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) is less than 7%.

                  "18 MONTH RESERVE TEST" will be satisfied if (A) in the event that on the Payment Date occurring in October 2005, the 15 Month Reserve Test was satisfied, (1) for each of the Due Periods related to the Payment Dates occurring in November 2005, December 2005 and January 2006, the Recovery Percentage is equal to or greater than 40% and (2) the Servicer has disposed of a Timeshare Property in each such Due Periods, or (B) in the event that on the Payment Date occurring in October 2005, the 15 Month Reserve Test was not satisfied, (1)(a) for each of the Due Periods related to the Payment Dates occurring in November 2005, December 2005 and January 2006, the Recovery Percentage is equal to or greater than 40% and (b) the Servicer has disposed of a Timeshare Property in each such Due Periods, (2) the aggregate of the Loan Balances of all Defaulted Timeshare Loans as of the date each such Defaulted Timeshare Loan became a Defaulted Timeshare Loan since the Closing Date (without regard to Net Recoveries on such Defaulted Timeshare Loans), divided by the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) is less than 10% and (3) the aggregate of the Loan Balances of all Defaulted Timeshare Loans as of the date each such Defaulted Timeshare Loan became a Defaulted Timeshare Loan since the Closing Date less all Net Recoveries on such Defaulted Timeshare Loans, divided by the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) is less than 7%.

                  "ACH FORM" shall mean the ACH authorization form executed by Obligors substantially in the form attached as Exhibit C to each of the Transfer Agreement, the Sale Agreement and the Purchase Agreement.

                  "ACT" shall have the meaning specified in Section 1.4 of the Indenture.

                  "ADDITIONAL SERVICING COMPENSATION" shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by the Servicer and any unpaid out-of-pocket expenses incurred by the Servicer during the related Due Period.

                  "ADJUSTED NOTE BALANCE" shall equal, for any Class of Notes, the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date, less any Note Balance Write-Down Amounts previously applied in respect of such Class of Notes; PROVIDED, HOWEVER, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, "Adjusted Note Balance" shall exclude Notes which are held by Bluegreen or any Affiliate thereof.

                  "ADMINISTRATION AGREEMENT" shall mean the administration agreement, dated as of June 15, 2004, by and among the Administrator, the Owner Trustee, the Issuer and the Indenture Trustee, as amended from time to time in accordance with the terms thereof.

                  "ADMINISTRATOR" shall mean Bluegreen or any successor under the Administration Agreement.

                  "ADMINISTRATOR FEE" shall equal on each Payment Date an amount equal to the product of (i) one-twelfth and (ii) (A) if Bluegreen or an affiliate thereof is the Administrator, $1,000.00 and (B) if WTC is the Administrator, $20,000.00.

                  "ADVERSE CLAIM" shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Noteholders.

                  "AFFILIATE" shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; PROVIDED, HOWEVER, that under no circumstances shall the Trust Company be deemed to be an Affiliate of the Issuer, the Depositor or the Owner, nor shall any of such parties be deemed to be an Affiliate of the Trust Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, any entity included in the same U.S. GAAP consolidated financial statements as Bluegreen shall be an Affiliate of Bluegreen.

                  "AGGREGATE CLOSING DATE COLLATERAL BALANCE" is an amount equal to $172,087,912.09.

                  "AGGREGATE INITIAL NOTE BALANCE" is equal to the sum of the Initial Note Balances for all Classes of Notes.




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                  "AGGREGATE LOAN BALANCE" means the sum of the Loan Balances for all Timeshare Loans (except Defaulted Timeshare Loans).

                  "AGGREGATE OUTSTANDING NOTE BALANCE" is equal to the sum of the Outstanding Note Balances for all Classes of Notes.

                  "ARUBA LOAN" shall mean a Timeshare Loan originated by the Aruba Originator prior to January 26, 2004 and evidenced by a Finance Agreement.

                  "ARUBA ORIGINATOR" shall mean Bluegreen Properties, N.V., an Aruba corporation.

                  "ARUBA SHARE CERTIFICATE" shall mean a share certificate issued by the timeshare cooperative association of La Cabana Beach Resort and Racquet Club in Aruba, which entitles the owner thereof the right to use and occupy a fixed Unit at a fixed period of time each year at the La Cabana Beach Resort and Racquet Club in Aruba.

                  "ASSIGNMENT OF MORTGAGE" shall mean, with respect to a Club Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.

                  "ASSOCIATION" shall mean the not-for-profit corporation or cooperative association responsible for operating a Resort.

                  "ASSUMPTION DATE" shall have the meaning specified in the Backup Servicing Agreement.

                  "AUTHORIZED OFFICER" shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with this Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.

                  "AVAILABLE FUNDS" shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Indenture, (iii) the Prefunding Account pursuant to Section 3.2(c) of the Indenture, (iv) the Capitalized Interest Account pursuant to Section 3.2(d) of the Indenture (v) the Club Originator or the Depositor, as the case may be, pursuant to Section 4.6 of the Indenture, and (vi) the Servicer pursuant to the Indenture, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, less (C) amounts on deposit in the Collection Account related to



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collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (D) any Additional Servicing Compensation on deposit in the Collection Account.

                  "BACKUP SERVICER" shall mean Concord Servicing Corporation, an Arizona corporation, and its permitted successors and assigns.

                  "BACKUP SERVICING AGREEMENT" shall mean the backup servicing agreement, dated as of June 15, 2004, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BACKUP SERVICING FEE" shall on each Payment Date (so long as Concord Servicing Corporation is the Backup Servicer), be equal to:

                   (A) prior to the removal or resignation of Bluegreen, as Servicer, the greater of (i) $1,000.00 and (ii) the product of (1)(x) $0.10 and
(y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period if such number of Timeshare Loans is 20,000 or less or (2)(x) $0.075 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period if such number of Timeshare Loans is greater than 20,000, and

                  (B) after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.

                  "BANKRUPTCY CODE" shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

                  "BENEFICIARY" shall be as defined in the Club Trust Agreement.

                  "BENEFIT PLAN" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA, or any other "plan" as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

                  "BIG SKY RESORT" shall mean the Resort located in Montana known as Lake Condominiums at Big Sky(TM) Resort.

                  "BLUEGREEN" shall mean Bluegreen Corporation, a Massachusetts corporation, and its permitted successors and assigns.

                  "BLUEGREEN OWNED RESORTS" shall mean the following resorts:
MountainLoft(TM) Resort, Laurel Crest(TM) Resort, Shore Crest Vacation Villas(TM), Harbour Lights(TM) Resort, The Lodge Alley Inn(TM), The Falls Village(TM) Resort, Christmas Mountain Village(TM), Orlando's Sunshine Resort, Solara Surfside(TM) Condominium, Shenendoah Crossing(TM) Farm and Country Club, La Cabana Beach Resort and Racquet Club, Casa Del Mar Beach Resort(TM), Grande Villas(TM) at World Golf Village(TM) Condominium(R) and Mountain Run at Boyne(TM).




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                  "BOOK-ENTRY NOTE" shall mean a beneficial interest in the
Notes, ownership and transfers of which shall be made through book-entries by the Depository.

                  "BOYNE RESORT" shall mean the Resort located in Michigan known as Mountain Run at Boyne(TM).

                  "BUSINESS DAY" shall mean any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

                  "BXG TRUST 2001-A" shall mean the BXG Receivables Note Trust 2001-A, a Delaware statutory trust.

                  "CAPITALIZED INTEREST ACCOUNT" shall mean the account maintained by the Indenture Trustee pursuant to Section 3.2(d) of the Indenture.

                  "CAPITALIZED INTEREST ACCOUNT INITIAL DEPOSIT" shall equal $231,082.22.

                  "CAPITALIZED INTEREST REQUIREMENT" shall mean for each Determination Date during the Prefunding Period, an amount equal to the product of (i) one-twelfth of the weighted average Note Rates of each Class of Notes and
(ii) the amount on deposit in the Prefunding Account.

                  "CASA DEL MAR RESORT" shall mean the Resort located in Florida known as Casa Del Mar Beach Resort(TM).

                  "CASH ACCUMULATION EVENT" shall exist on any Determination Date, if (A) for the last three Due Periods, the average Delinquency Level for Timeshare Loans that are 61 days or more delinquent is equal to or greater than 6%, or (B) (1) prior to and including the Due Period ending in July 2005, for the last six Due Periods, the average Default Level is equal to or greater than 12% and (2) after the Due Period occurring in July 2005, for the last six Due Periods, the average Default Level is equal to or greater than 10%, or (C) the Cumulative Default Level is equal to or greater than the applicable Cumulative Default Percentage, or (D) the Servicer (if Bluegreen) fails to have at least $75,000,000 in financing facilities in place. A Cash Accumulation Event shall be deemed to be continuing until the earlier of (A) the immediately following Determination Date upon which none of the events described in this paragraph exists and (B) the day on which the Outstanding Note Balance of each Class of Notes has been reduced to zero.

                  "CEDE & CO." shall mean the initial registered holder of the Notes, acting as nominee of The Depository Trust Company.

                  "CERTIFICATE" shall mean a Trust Certificate or a Residual Interest Certificate, as applicable.




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                  "CERTIFICATE DISTRIBUTION ACCOUNT" shall have the meaning
specified in Section 5.01 of the Trust Agreement.

                  "CERTIFICATE OF TRUST" shall mean the Certificate of Trust in the form attached as EXHIBIT A to the Trust Agreement.

                  "CERTIFICATEHOLDERS" shall mean the holders of the Trust Certificate and Residual Interest Certificate.

                  "CLASS" shall mean, as the context may require, any of the Class A Notes, Class B Notes, Class C Notes, Class D or Class E Notes.

                  "CLASS A NOTES" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

                  "CLASS B NOTES" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

                  "CLASS C NOTES" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

                  "CLASS D NOTES" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

                  "CLASS E NOTES" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

                  "CLOSING DATE" shall mean July 8, 2004.

                  "CLUB" shall mean Bluegreen Vacation Club Trust, doing business as Bluegreen Vacation Club, formed pursuant to the Club Trust Agreement.

                  "CLUB LOAN" shall mean a Timeshare Loan originated by the Club Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit.

                  "CLUB MANAGEMENT AGREEMENT" shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

                  "CLUB MANAGING ENTITY" shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club's reservation system, and its permitted successors and assigns.

                  "CLUB ORIGINATOR" shall mean Bluegreen, in its capacity as an Originator.

                  "CLUB TRUST AGREEMENT" shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club



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Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

                  "CLUB TRUSTEE" shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

                  "COLLECTION ACCOUNT" shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

                  "COLLECTION POLICY" shall mean the collection policies of the initial servicer in effect on the Closing Date, as may be amended from time to time in accordance with the Servicing Standard.

                  "COMPLETED UNIT" shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a time share declaration.

                  "CONFIDENTIAL INFORMATION" means information obtained by any Noteholder including, without limitation, the Preliminary Confidential Offering Circular dated June 25, 2004 or the Confidential Offering Circular dated July 1, 2004 related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates or (d) any other public disclosure authorized by the Issuer or the Servicer.

                  "CONTINUED ERRORS" shall have the meaning specified in Section
5.4 of the Indenture.

                  "CORPORATE TRUST OFFICE" shall mean the office of the Indenture Trustee located in the State of Minnesota, which office is at the address set forth in Section 13.3 of the Indenture.

                  "CREDIT POLICY" shall mean the credit and underwriting policies of the Originators in effect on the Closing Date.

                  "CUMULATIVE DEFAULT LEVEL" shall mean for any Determination Date, an amount equal to the sum of the Loan Balances of all Timeshare Loans that became Defaulted Timeshare Loans since the Closing Date (other than Defaulted Timeshare Loans that subsequently become current and are still subject to the Lien of the Indenture at such time) divided by the sum of the Cut-Off Date Loan Balances of (A) all Initial Timeshare Loans (as of the Initial Cut-Off
Date) and (B) all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) (expressed as a percentage). For purposes of this definition "Timeshare Loan" shall include those timeshare



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loans that have been released from the Lien of the Indenture pursuant to Section
4.7(c) of the Indenture.

                  "CUMULATIVE DEFAULT PERCENTAGE" shall equal 10% on or before July 1, 2005; 14% on or before July 1, 2006; 18% on or before July 1, 2007; 20% on or before July 1, 2008 and 22% thereafter.

                  "CUSTODIAL AGREEMENT" shall mean the custodial agreement, dated as of June 15, 2004 by and among the Issuer, the Depositor, the Servicer, the Backup Servicer, and the Indenture Trustee and Custodian, as the same may be amended, supplemented or otherwise modified from time to time providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

                  "CUSTODIAN" shall mean U.S. Bank National Association, a national banking association, or its permitted successors and assigns.

                  "CUSTODIAN FEES" shall mean for each Payment Date, the fee payable by the Issuer to the Custodian in accordance with the Custodial Agreement.

                  "CUT-OFF DATE" shall mean, with respect to (i) the Initial Timeshare Loans, the Initial Cut-Off Date, and (ii) any Qualified Substitute Timeshare Loan or Subsequent Timeshare Loan, the related Subsequent Cut-Off Date.

                  "CUT-OFF DATE LOAN BALANCE" shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

                  "DEFAULT" shall mean an event which, but for the passage of time, would constitute an Event of Default under the Indenture.

                  "DEFAULT LEVEL" shall mean for any Due Period, the product of
(i) 12 and (ii) the sum of the Loan Balances of Timeshare Loans that became Defaulted Timeshare Loans during such Due Period less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Indenture at such time, divided by the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

                  "DEFAULTED TIMESHARE LOAN" is any Timeshare Loan for which any of the earliest following events may have occurred: (i) the Servicer has commenced cancellation or forfeiture or deletion actions on the related Timeshare Loan after collection efforts have failed in accordance with its credit and collection policies, (ii) as of the last day of any Due Period, all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, or (iii) the related Timeshare Loan otherwise ceases to be an Eligible Timeshare Loan.

                  "DEFECTIVE TIMESHARE LOAN" shall have the meaning specified in
Section 4.6 of the Indenture.




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                  "DEFERRED INTEREST AMOUNT" shall mean, with respect to a Class of Notes and a Payment Date, the sum of (i) interest accrued at the related Note Rate during the related Interest Accrual Period on such Note Balance Write-Down Amounts applied in respect of such Class and (ii) any unpaid Deferred Interest Amounts from any prior Payment Date, together with interest thereon at the applicable Note Rate from the date any such Note Balance Write-Down Amount was applied in respect of such Class, to the extent permitted by law.

                  "DEFINITIVE NOTE" shall have the meaning specified in Section
2.2 of the Indenture.

                  "DELINQUENCY EVENT" shall have occurred if the average Delinquency Level over the last five Due Periods for Timeshare Loans that are 31 days or more delinquent is equal to or greater than 7%. A Delinquency Event shall be deemed to exist and be continuing until the average Delinquency Level over the last five Due Periods for Timeshare Loans that are 31 days or more delinquent is less than 7% for three consecutive Due Periods.

                  "DELINQUENCY LEVEL" shall mean for any Due Period, an amount equal to the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) that are the specified number of days delinquent on the last day of such Due Period divided by the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

                  "DELINQUENCY RESERVE AMOUNT" shall mean, for any Payment Date, the product of (i) if (A) no Delinquency Event exists and is continuing, 3.00% or (B) a Delinquency Event exists and is continuing, 5.00%, and (ii) the aggregate of the Loan Balances of all Timeshare Loans (including Defaulted Timeshare Loans) subject to the lien of the Indenture (as of the end of the related Due Period).

                  "DEPOSITOR" shall mean Bluegreen Receivables Finance Corporation VIII, a Delaware Corporation, and its permitted successors and assigns.

                  "DEPOSITORY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Depository shall be The Depository Trust Company.

                  "DEPOSITORY AGREEMENT" shall mean the letter of representations dated as of July 8, 2004, by and among the Issuer, the Indenture Trustee and the Depository.

                  "DEPOSITORY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges securities deposited with the Depository.

                  "DETERMINATION DATE" shall mean the day that is five Business Days prior to such Payment Date.

                  "DEVELOPER" shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.




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

                  "DTC" shall mean The Depository Trust Company, and its permitted successors and assigns.

                  "DUE PERIOD" shall mean with respect to any Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month. The initial Due Period for the Initial Payment Date, shall be the period from and including June 16, 2004 to July 15, 2004.

                  "ELIGIBLE BANK ACCOUNT" shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depositary institution or trust company whose long-term unsecured debt obligations are rated at least "A" by Fitch and "A2" by Moody's and whose short-term unsecured obligations are rated at least "A-1" by Fitch and "P-1" by Moody's; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.

                  "ELIGIBLE INVESTMENTS" shall mean one or more of the following:

                           (a) obligations of, or guaranteed as to timely
                  payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                           (b) federal funds, certificates of deposit, time
                  deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of the three highest rating categories available from S&P and no lower than A2 by Moody's; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by such Rating Agency;

                           (c) commercial paper or commercial paper funds
                  (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by each Rating Agency; and

                           (d) any no-load money market fund rated (including
                  money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) in the highest short-term rating category or equivalent highest long-term rating category by each Rating Agency; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date;




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

                           (e) demand and time deposits in, certificates of
                  deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least P-1 by Moody's and at least A-1 by S&P and provided, further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services.

                  "ELIGIBLE OWNER TRUSTEE" shall have the meaning specified in
Section 10.01 of the Trust Agreement.

                  "ELIGIBLE TIMESHARE LOAN" shall mean a Timeshare Loan which meets all of the criteria set forth in SCHEDULE I of the Sale Agreement.

                  "EQUITY" shall mean the "Total Shareholder's Equity" specified in Bluegreen's Consolidated Balance Sheet as reported in Bluegreen's most recent filing with the Securities Exchange Commission.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERRORS" shall have the meaning specified in Section 5.4 of the Indenture.

                  "EVENT OF DEFAULT" shall have the meaning specified in Section
6.1 of the Indenture.

                  "FINANCE AGREEMENT" shall mean a purchase and finance agreement between an Obligor and the Aruba Originator pursuant to which such Obligor finances the purchase of Aruba Share Certificates.

                  "FORECLOSURE PROPERTIES" shall have the meaning specified in
Section 5.3(b) of the Indenture.

                  "GENERAL RESERVE ACCOUNT" shall mean the account maintained by the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

                  "GENERAL RESERVE ACCOUNT INITIAL DEPOSIT" shall mean an amount equal to 1.00% of the Aggregate Closing Date Collateral Balance.

                  "GENERAL RESERVE ACCOUNT REQUIRED BALANCE" shall mean with respect to Payment Dates occurring on and after the Payment Date in October 2005:

                  (i) during the period from and including the Payment Date in October 2005 through and including the Payment Date occurring in December 2005, if the 15 Month Reserve Test is satisfied on the Payment Date occurring in October 2005, an amount equal to 6.65% of the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates);

                  (ii) during the period from and including the Payment Date in October 2005 through and including the Payment Date occurring in December 2005, if the 15 Month Reserve Test is not satisfied on the Payment Date occurring in October 2005, an amount equal to 10.30% of the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates);

                  (iii) on and after the Payment Date occurring in January 2006, if the 18 Month Reserve Test is satisfied on the Payment Date occurring in January 2006, an amount equal to (a) if no Cash Accumulation Event has occurred, the greater of (x) the Delinquency Reserve Amount and (y) 1.50% of the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates) or (b) if a Cash Accumulation Event has occurred and has been cured, the greater of (x) the Delinquency Reserve Amount and
                           (y) 3.00% of the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off
                           Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates); or

                  (iv) on and after the Payment Date occurring in January 2006, if the 18 Month Reserve Test is not satisfied on the Payment Date occurring in January 2006, an amount equal to 10.30% of the Cut-Off Date Loan Balance of all Initial Timeshare Loans (as of the Initial Cut-Off Date) and all Subsequent Timeshare Loans (as of their respective Cut-Off Dates).

                  "GLOBAL NOTE" shall have the meaning specified in Section 2.2 of the Indenture.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GRANT" shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

                  "HIGHEST LAWFUL RATE" shall have the meaning specified in
Section 3 of the Sale Agreement.

                  "HOLDER" or "NOTEHOLDER" shall mean a holder of a Class A Note, a Class B Note, a Class C Note, a Class D Note or a Class E Note.

                  "II" shall mean Interval International, Inc.

                  "INDENTURE" shall mean the indenture, dated as of June 15, 2004, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer and the Indenture Trustee.

                  "INDENTURE TRUSTEE" shall mean U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section
7.9 of the Indenture.

                  "INDENTURE TRUSTEE FEE" shall mean for each Payment Date, the sum of (A) $875.00 and (B) until the Indenture Trustee shall become the successor Servicer, the greater of (A) the product of one-twelfth of 0.0175% and the Aggregate Loan Balance as of the first day of the related Due Period and (B) $1,500.00.

                  "INITIAL CUT-OFF DATE" shall mean the close of business on June 15, 2004.

                  "INITIAL NOTE BALANCE" shall mean with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, $72,300,000, $24,100,000, $10,300,000, $43,000,000 and $6,900,000,
respectively.

                  "INITIAL PAYMENT DATE" shall mean the Payment Date occurring in August 2004.

                  "INITIAL PURCHASER" shall mean BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

                  "INITIAL TIMESHARE LOANS" shall mean the Timeshare Loans listed on the Schedule of Timeshare Loans purchased by the Issuer and pledged to the Indenture Trustee on the Closing Date.

                  "INTENDED TAX CHARACTERIZATION" shall have the meaning specified in Section 4.2(b) of the Indenture.

                  "INTEREST ACCRUAL PERIOD" shall mean with respect to (i) any Payment Date other than the Initial Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month and (ii) the Initial Payment Date, the period from and including the Closing Date through July 15, 2004.

                  "INTEREST DISTRIBUTION AMOUNT" shall equal, for a Class of Notes and on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the related Note Rate on the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date (or, if any Note Balance Write-Down Amounts have been applied to such Class of Notes, the Adjusted Note Balance of such Class of Notes) and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes, plus, to the extent permitted by applicable law, interest on such unpaid amount at the related Note Rate. The Interest Distribution Amount shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "ISSUER" shall mean BXG Receivables Note Trust 2004-B, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

                  "ISSUER ORDER" shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer or Administrator.

                  "KNOWLEDGE" shall mean (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.

                  "LA CABANA RESORT" shall mean the Resort located in Aruba known as the La Cabana Beach Resort and Racquet Club.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

                  "LIQUIDATION" means with respect to any Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure, forfeiture or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

                  "LIQUIDATION EXPENSES" shall mean, with respect to a Defaulted Timeshare Loan, as of any date of determination, any out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Section 5.3(b) in the Indenture, including, but not limited to, (i) any foreclosure or forfeiture and other repossession expenses incurred with respect to such Timeshare Loan, (ii) actual commissions and marketing and sales expenses incurred by the Servicer with respect to the remarketing of the related Timeshare Property and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any assessed and unpaid Association fees and real estate taxes).

                  "LIQUIDATION PROCEEDS" means with respect to the Liquidation of any Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation.

                  "LOAN BALANCE" shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

                  "LOCKBOX ACCOUNT" shall mean the account maintained pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

                  "LOCKBOX AGREEMENT" shall mean the lockbox agreement, dated as of June 15, 2004, by and among the Issuer, the Indenture Trustee and the Lockbox Bank.

                  "LOCKBOX BANK" shall mean Bank of America, a national banking association.

                  "LOCKBOX FEE" shall mean on each Payment Date, the fee payable by the Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

                  "MISDIRECTED DEPOSITS" shall mean such payments that have been deposited to the Collection Account in error.

                  "MONTHLY SERVICER REPORT" shall have the meaning specified in
Section 5.5 of the Indenture.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGE" shall mean, with respect to a Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

                  "MORTGAGE NOTE" shall mean, with respect to a Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "NET LIQUIDATION PROCEEDS" shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

                  "NET RECOVERY" for a Defaulted Timeshare Loan shall equal (a) the liquidation proceeds after disposition of the related Timeshare Property to a person other than the Servicer or an affiliate thereof following foreclosure or other enforcement action, less (b) all liquidation expenses, including related remarketing expenses and sales expenses.

                  "NEW SERVICING FEE PROPOSAL" shall have the meaning specified in Section 5.4 of the Indenture.

                  "NON-BLUEGREEN OWNED RESORTS" shall mean the resorts that are not Bluegreen Owned Resorts in the Club.

                  "NOTE BALANCE WRITE-DOWN AMOUNT" shall mean with respect to any Payment Date, an amount equal to the excess, if any, of the Aggregate Outstanding Note Balance (immediately after the distribution of Available Funds) over the sum of (i) the Aggregate Loan Balance as of the end of the Due Period related to such Payment Date and amounts on deposits in the General Reserve Account and the Prefunding Account, if any.

                  "NOTE OWNER" shall mean, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).

                  "NOTE PURCHASE AGREEMENT" shall mean that certain note purchase agreement dated July 1, 2004, between the Initial Purchaser and the Issuer.

                  "NOTE RATE" shall mean with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and Class E Notes, 4.445%, 4.695%, 5.190%, 6.680% and 7.180%, respectively.

                  "NOTE REGISTER" shall have the meaning specified in Section 2.4(a) of the Indenture.

                  "NOTE REGISTRAR" shall have the meaning specified in Section 2.4(a) of the Indenture.

                  "NOTEHOLDER" shall mean any holder of a Note of any Class.

                  "NOTES" shall mean collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

                  "OBLIGOR" shall mean the related obligor under a Timeshare
Loan.

                  "OFFICER'S CERTIFICATE" shall mean a certificate executed by a Responsible Officer of the related party.

                  "OPINION OF COUNSEL" shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

                  "OPTIONAL PURCHASE LIMIT" shall mean, on any date, an amount equal to (x) 15% of the Aggregate Closing Date Collateral Balance less (y) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (a) previously purchased by the Club Originator pursuant to the Sale Agreement, the Purchase Agreement or the Transfer Agreement and (b) previously released pursuant to Section 4.7(c) of the Indenture.

                  "OPTIONAL REDEMPTION DATE" shall mean the first date in which the Aggregate Outstanding Note Balance is less than or equal to 10% of the Aggregate Initial Note Balance of all Classes of Notes.

                  "OPTIONAL SUBSTITUTION LIMIT" shall mean, on any date, an amount equal to (x) 20% of the Aggregate Closing Date Collateral Balance less
(y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Club Originator pursuant to the Sale Agreement, the Purchase Agreement or the Transfer Agreement.

                  "ORIGINAL CLUB LOAN" shall mean a Timeshare Loan for which the related Obligor and the Club Originator have elected to effect an Upgrade.

                  "ORIGINATOR" shall mean either the Club Originator or the Aruba Originator.

                  "OUTSTANDING" shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes; and

                  (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

                  "OUTSTANDING NOTE BALANCE" shall mean as of any date of determination and Class of Notes, the Initial Note Balance of such Class of Notes less the sum of Principal Distribution Amounts actually distributed to the Holders of such Class of Notes as of such date; PROVIDED, HOWEVER, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, "Outstanding Note Balance" shall exclude Notes which are held by Bluegreen or any Affiliate thereof.

                  "OWNER" shall mean the owner of the Trust Certificate issued by the Issuer pursuant to the Trust Agreement, which shall be GSS Holdings, Inc.

                  "OWNER BENEFICIARY" shall have the meaning specified in the Club Trust Agreement.

                  "OWNER BENEFICIARY AGREEMENT" shall mean the purchase agreement entered into by each obligor and the Developer with respect to the Club Loans.

                  "OWNER BENEFICIARY RIGHTS" shall have the meaning specified in the Club Trust Agreement.

                  "OWNER TRUSTEE" shall mean Wilmington Trust Company ("WTC"), a Delaware banking corporation, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

                  "OWNER TRUSTEE CORPORATE TRUST OFFICE" shall mean Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801.

                  "OWNER TRUSTEE FEE" shall mean for each Payment Date an amount equal to the product of (i) one-twelfth and (ii)(A) prior to the Owner Trustee becoming successor Administrator, $6,000.00 and (B) upon the Owner Trustee becoming successor Administrator, $5,000.00.

                  "PAYING AGENT" shall mean any Person authorized under the Indenture to make the distributions required under Sections 3.4 of the Indenture, which such Person initially shall be the Indenture Trustee.

                  "PAYMENT DATE" shall mean the 1st day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

                  "PAYMENT DEFAULT EVENT" shall have occurred if (i) each Class of Notes shall become due and payable pursuant to Section 6.2(a) of the Indenture or (ii) each Class of Notes shall otherwise become due and payable following an Event of Default under the Indenture and the Indenture Trustee has, in its good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance.

                  "PERCENTAGE INTEREST" shall mean with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, 42.0127%, 14.0042%, 5.9861%, 24.9879% and 4.0091%, respectively.

                  "PERMITTED LIENS" shall mean (a) with respect to Timeshare Loans in the Trust Estate, Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Depositor and the Issuer created pursuant to the Transaction Documents, and
(iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture; (b) with respect to the related Timeshare Property, materialmen's, warehousemen's, mechanic's and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Depositor pursuant to the Transfer Agreement and the Purchase Agreement, and (iv) the Obligor's interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Trust Estate, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

                  "PERSON" means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

                  "PREDECESSOR SERVICER WORK PRODUCT" shall have the meaning specified in Section 5.4(b) of the Indenture.

                  "PREFUNDING ACCOUNT" shall be the account maintained by the Indenture Trustee pursuant to Section 3.2(c) of the Indenture.

                  "PREFUNDING ACCOUNT INITIAL DEPOSIT" shall equal
$17,549,437.46.

                  "PREFUNDING PERIOD" shall mean the period commencing on the Closing Date and ending on the Prefunding Termination Date.

                  "PREFUNDING TERMINATION DATE" shall mean the Determination Date immediately following the earlier of (i) 90 days after the Closing Date,
(ii) the amount on deposit in the Prefunding Account is less than $10,000 and
(iii) the date on which an Event of Default occurs.

                  "PRINCIPAL DISTRIBUTION AMOUNT" shall equal for any Payment Date and Class of Notes, the sum of the following:

                  (i) the product of (a) such Class' Percentage Interest and (b) the amount of principal collected in respect of each Timeshare Loan during the related Due Period (including, but not limited to, principal in respect of scheduled payments, partial prepayments, prepayments in full, liquidations, Substitution Shortfall Amounts and Repurchase Prices, if any, but excluding principal received in respect of Timeshare Loans that became Defaulted Timeshare Loans during prior Due Periods that have not been released from the lien of the Indenture) or, if the Cut-Off Date for a Timeshare Loan shall have occurred during the related Due Period, the amount of principal collected in respect of such Timeshare Loan after such Cut-Off Date, and

                  (ii) the product of (a) such Class' Percentage Interest and (b) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period, less the sum of (x) the aggregate Loan Balance of all Qualified Substitute Timeshare Loans which were conveyed to the Trust Estate in respect of Defaulted Timeshare Loans during the related Due Period, (y) the principal portion of Repurchase Prices paid in respect of Defaulted Timeshare Loans during the related Due Period, and
                           (z) the principal portion of Liquidation Proceeds received during the related Due Period,

                  (iii) on the first Payment Date after the Prefunding Termination Date, the product of (a) such Class' Percentage Interest divided by 91% and (b) the amount deposited into the Collection Account from the Prefunding Account pursuant to Section 3.2(c) of the Indenture if any; and

                  (iv) any unpaid Principal Distribution Amounts for such Class from prior Payment Dates.

                  "PURCHASE AGREEMENT" shall mean the purchase and contribution agreement, dated as of June 15, 2004, between the Club Originator and the Depositor pursuant to which the Club Originator sells Timeshare Loans to the Depositor during the Prefunding Period.

                  "QUALIFIED SUBSTITUTE TIMESHARE LOAN" shall mean a Timeshare Loan (i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, (ii) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Sale Agreement, the Transfer Agreement and the Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan; provided that there will be no age requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor, (iii) that shall not cause the weighted average coupon rate of the Timeshare Loans to be less than 15% after such substitution, (iv) that shall not cause the weighted average months of age on the Timeshare Loans to be less than 10 months after such substitution, and (v) that does not have a stated maturity later than July 2017.

                  "RATING AGENCY" shall mean Moody's and S&P.

                  "RCI" shall mean Resorts Condominium International, Inc.

                  "RECEIVABLES" means the payments required to be made pursuant to a Timeshare Loan.

                  "RECEIVABLES COLLATERAL" shall have the meaning specified in
Section 3 of the Sale Agreement.

                  "RECORD DATE" shall mean, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs.

                  "RECOVERY PERCENTAGE" shall equal for any specified period,
(a) the aggregate of Net Recoveries during such period, divided by (b) the aggregate of the Loan Balances of all related Defaulted Timeshare Loans as of the date each such Defaulted Timeshare Loan became a Defaulted Timeshare Loan.

                  "REDEMPTION DATE" shall mean with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to
Section 10.1 of the Indenture.

                  "REDEMPTION PRICE" shall mean, with respect to each Class of Notes, the sum of the Outstanding Note Balance of such Class of Notes, together with interest accrued thereon at the applicable Note Rate up to and including the Redemption Date.

                  "RELATED SECURITY" shall mean with respect to any Timeshare Loan, (i) all of the Issuer's interest in the Timeshare Property arising under or in connection with the related Mortgage, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, and (iv) all other security and books, records and computer tapes relating to the foregoing.

                  "REPURCHASE PRICE" shall mean with respect to any Timeshare Loan to be purchased by the Club Originator pursuant to the Transfer Agreement, the Sale Agreement or the Purchase Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.

                  "REQUEST FOR RELEASE" shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

                  "REQUIRED PAYMENTS" shall mean each of the items described in
(i) through (xviii) of Section 3.4 of the Indenture.

                  "RESERVATION SYSTEM": The reservation system utilized by the Club and owned by the Club Managing Entity and operated by Resort Condominium International, Inc. or the services contracted by the Club Managing Entity with a third party.

                  "RESIDUAL INTEREST CERTIFICATE" shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

                  "RESIDUAL INTEREST OWNER" shall mean the owner of the Residual Interest Certificate issued by the Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

                  "RESORT" shall mean any of the Bluegreen Owned Resorts or any of the Non-Bluegreen Owned Resorts.

                  "RESORT INTERESTS" shall mean as defined in the Club Trust Agreement.

                  "RESPONSIBLE OFFICER" shall mean (a) when used with respect to the Owner Trustee or the Indenture Trustee, any officer assigned to the Owner Trustee Corporate Trust Office or the Corporate Trust Office, respectively, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

                  "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SALE AGREEMENT" shall mean that certain sale agreement, dated as of June 15, 2004, between the Depositor and the Issuer pursuant to which the Depositor sells Timeshare Loans to the Issuer.

                  "SCHEDULE OF TIMESHARE LOANS" shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Indenture, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns:

                  1        Name of Obligor
                  2        Condo Ref/Loan Number
                  3        Interest Rate Per Annum
                  4        Date of Origin
                  5        Maturity
                  6        Sales Price
                  7        Monthly Payment
                  8        Original Loan Balance
                  9        Original Term
                  10       Outstanding Loan Balance
                  11       Down Payment
                  12       First payment date

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLER" shall mean with respect to (i) the Purchase Agreement, Bluegreen, (ii) the Transfer Agreement, BXG Trust 2001-A and (iii) the Sale Agreement, the Depositor.

                  "SEQUENTIAL PAY EVENT" shall mean either a Payment Default Event or a Trust Estate Liquidation Event.

                  "SERVICER" shall mean Bluegreen in its capacity as servicer under the Indenture, the Backup Servicing Agreement and the Custodial Agreement, and its permitted successors and assigns.

                  "SERVICER EVENT OF DEFAULT" shall have the meaning specified in Section 5.4 of the Indenture.

                  "SERVICING FEE" shall mean for any Payment Date, the product of (i)(A) if Bluegreen or an affiliate thereof is Servicer, one-twelfth of 1.50% and (B) if the Indenture Trustee is the successor Servicer, one-twelfth of 1.55%, and (ii) the Aggregate Loan Balance as of the first day of the related Due Period; provided that if the Indenture Trustee is the successor

Servicer, it shall, after payment of the Backup Servicing Fee, be entitled to a minimum monthly payment of $5,500.00.

                  "SERVICING OFFICER" shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

                  "SERVICING STANDARD" shall mean, with respect to the Servicer and the Backup Servicer a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (i) any relationship that it or any of its Affiliates may have with the related Obligor, and (ii) its right to receive compensation for its services hereunder or with respect to any particular transaction.

                  "SERVICER TERMINATION COSTS" shall mean any extraordinary out-of-pocket expenses incurred by the Indenture Trustee associated with the transfer of servicing.

                  "SIMILAR LAW" shall mean the prohibited transaction rules under ERISA or section 4975 of the Code or any substantially similar provision of federal, state or local law.

                  "STATED MATURITY" shall mean the Payment Date occurring in July 2019.

                  "STATUTORY TRUST STATUTE" shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801, et seq., as the same may be amended from time to time.

                  "SUBSEQUENT CUT-OFF DATE" shall mean with respect to any Transfer Date, (i) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (ii) such other date designated by the Servicer.

                  "SUBSEQUENT TIMESHARE LOANS" shall mean the Timeshare Loans meeting the criteria specified in Section 4.3 of the Indenture, sold by the Depositor, purchased by the Issuer and pledged to the Indenture Trustee on a Transfer Date during the Prefunding Period.

                  "SUBSEQUENT TRANSFER NOTICE" shall have the meaning specified in Section 4.2(a) of the Indenture.

                  "SUBSTITUTION SHORTFALL AMOUNT" shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

                  "TIMESHARE DECLARATION" shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

                  "TIMESHARE LOAN" shall mean a Club Loan, Aruba Loan, Initial Timeshare Loan, Subsequent Timeshare Loan or a Qualified Substitute Timeshare Loan, subject to the lien of the Indenture. As used in the Transaction Documents, the term "Timeshare Loan" shall include the related Mortgage Note, Mortgage, the Finance Agreement and other Related Security contained in the related Timeshare Loan Documents.

                  "TIMESHARE LOAN ACQUISITION PRICE" shall mean with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued and unpaid interest thereon up to and including the related Cut-Off Date.

                  "TIMESHARE LOAN DOCUMENTS" shall mean with respect to each Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files, and (ii) Timeshare Loan Servicing Files.

                  "TIMESHARE LOAN FILES" shall mean, with respect to a Timeshare Loan, the Timeshare Loan and all documents related to such Timeshare Loan, including:

                  1. with respect to a Club Loan, the original Mortgage Note with the related allonge or other assignment attached as required by the Custodial Agreement, signed (which may be by facsimile) by an Authorized Officer of the Club Originator or the Indenture Trustee or other party as appropriate and showing a complete chain of endorsements from the original payee of the Mortgage Note to the Indenture Trustee:
                           "Pay to the order of _____________, without recourse representation or warranty";

                  2. with respect to a Club Loan, the original recorded or unrecorded Mortgage with evidence of delivery for filing (or, if the original of the recorded or unrecorded Mortgage is not available, a copy of such recorded or unrecorded Mortgage (with evidence of delivery for filing), in each case certified by an Authorized Officer of the Club Originator to be a true and correct copy);

                  3. with respect to a Club Loan, an original recorded or unrecorded Assignment of Mortgage (which may be a part of a blanket assignment of more than one Club
                           Loan), from the Club Originator to the Indenture Trustee, with evidence of proper recordation, if applicable, signed by an Authorized Officer of the Club Originator (or evidence from a third party that such assignment has been submitted for recordation);

                  4. with respect to a Club Loan, the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

                  5. with respect to a Club Loan, a copy of any recorded or unrecorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee;

                  6. with respect to a Club Loan, an original lender's title insurance policy or title commitment or master policy referencing such Timeshare Loan and covering Bluegreen Corporation and its successors and/or assigns;

                  7. the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the Club Originator to be a true and correct copy, current and historical computerized data files;

                  8. the original of any assumption agreement or any refinancing agreement;

                  9. all related owner beneficiary agreements, finance applications (including related Finance Agreements, if applicable), sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;

                  10. all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and

                  11. any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loans Files pursuant to the Indenture, the Credit Policy or the other Transaction Documents.

                  "TIMESHARE LOAN RATE" shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

                  "TIMESHARE LOAN SERVICING FILES" shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (i) the original truth-in-lending disclosure statement executed by such Obligor, as applicable, (ii) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (iii) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (iv) each Timeshare Program Consumer Document and Timeshare Program Governing Document Declaration, if applicable, related to the applicable Timeshare Property.

                  "TIMESHARE PROGRAM" shall mean the program under which (1) an Obligor has purchased a Timeshare Property and (2) an Obligor shares in the expenses associated with the operation and management of such program.

                  "TIMESHARE PROGRAM CONSUMER DOCUMENTS" shall mean, as applicable, the Owner Beneficiary Agreement, Finance Agreement, Mortgage Note, Mortgage, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, the Timeshare Project exchange affiliation agreement and other documents, disclosures and advertising materials used or to be used by an Originator in connection with the sale of Timeshare Properties.

                  "TIMESHARE PROGRAM GOVERNING DOCUMENTS" shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

                  "TIMESHARE PROJECTS" shall mean the part of the Resorts described in EXHIBIT C to the Sale Agreement related to any Timeshare Loan.

                  "TIMESHARE PROPERTY" shall mean (i) with respect to a Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort entitling the related Obligor to the use and occupancy of a Unit at the Resort for a specified period of time each year or every other year in perpetuity and (ii) with respect to an Aruba Loan, shares in the related Association at the La Cabana Beach Resort and Racquet Club in Aruba entitling the related Obligor to the use and occupancy of a fixed Unit at such Resort for a fixed period of time each year or every other year for the duration of the long-term lease of such resort.

                  "TRANSACTION DOCUMENTS" shall mean the Indenture, the Purchase Agreement, the Transfer Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Custodial Agreement, the Note Purchase Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.

                  "TRANSFER AGREEMENT" shall mean the transfer agreement, dated as of June 15, 2004, by and among Bluegreen, the Depositor and BXG Trust 2001-A pursuant to which the Initial Timeshare Loans are sold to the Depositor.

                  "TRANSFER DATE" shall mean with respect to (i) a Subsequent Timeshare Loan, the date during the Prefunding Period on which the Issuer purchases such Subsequent Timeshare Loan from a Seller and pledges such Timeshare Loan to the Indenture Trustee to be included as part of the Trust Estate, and (ii) a Qualified Substitute Timeshare Loan, the date on which the Club Originator substitutes one or more Timeshare Loan in accordance with
Section 4.6 of the Indenture.

                  "TREASURY REGULATIONS" shall mean the regulations, included proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "TRUST" shall mean the Issuer.

                  "TRUST ACCOUNTS" shall mean collectively, the Lockbox Account, the Collection Account and the General Reserve Account, the Prefunding Account and the Capitalized Interest Account.

                  "TRUST AGREEMENT" shall mean the amended and restated trust agreement, dated July 8, 2004, by and among Bluegreen Receivables Finance Corporation VIII, GSS Holdings, Inc. and Wilmington Trust Company.

                  "TRUST CERTIFICATE" shall mean the certificate issued under the Trust Agreement, which represents the sole equity interest in the Trust formed hereunder.

                  "TRUST COMPANY" shall have the meaning specified in the Trust Agreement.

                  "TRUST ESTATE" shall have the meaning specified in the Granting Clause of the Indenture.

                  "TRUST ESTATE LIQUIDATION EVENT" shall have the meaning specified in Section 6.6(b) of the Indenture.

                  "TRUST PAYING AGENT" shall have the meaning specified in
Section 3.13 of the Trust Agreement.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in affect in the applicable jurisdiction or jurisdictions.

                  "UNIT(S)": One individual air-space condominium unit, cabin, villa, cottage or townhome within a Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

                  "UPGRADE" shall mean the process in which the an Obligor of an Original Club Loan elects to (a)(i) reconvey the existing Club Property for a new Club Property and (ii) cancels the Original Club Loan in exchange for a Upgrade Club Loan secured by such new Club Property or (b)(i) acquire additional Club Property and (ii) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property.

                  "UPGRADE CLUB LOAN" shall mean the new timeshare loan originated by the Club Originator in connection with an Upgrade.

                  "VACATION POINTS" shall have the meaning specified in the Club Trust Agreement.




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